Exhibit 99.2

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

 Kulicke & Soffa Increases Share Repurchase Authorization by $400M

SINGAPORE – March 3, 2022 - Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced its Board of Directors increased its current share repurchase program by an additional $400 million, to $800 million, and extended its duration by three years. With this increase and extension, the current repurchase program has a remaining $492.2 million authorization available and will expire on August 1, 2025.

During its second fiscal quarter through March 2, 2022, K&S deployed $24.4 million to repurchase 459.7 thousand shares. Cumulatively, since August 27, 2014 through March 2, 2022, $407.8 million has been deployed to repurchase an aggregate of 20.6 million shares under the current and prior repurchase authorizations. In addition to this active repurchase program, the Company has paid approximately $121.0 million in quarterly dividends to holders of record since announcing the program on June 14, 2018. Over this period, quarterly per-share dividends have increased by 42%, from $0.12 to $0.17.

"We have consistently and aggressively transformed our business over the past several years and are actively participating in several technology changes affecting automotive, display and semiconductor markets. We will continue to opportunistically leverage this expanding share repurchase authorization as we pursue this growth strategy," stated Fusen Chen, President and Chief Executive Officer.

Under the share repurchase program, Kulicke & Soffa may repurchase shares of its common stock through open market purchases, privately negotiated transactions or otherwise, at prices deemed appropriate by management. The timing and amount of repurchase transactions under this program will depend on market conditions, as well as other corporate and regulatory considerations. The new authorization is effective immediately and may be suspended or discontinued at any time.

Kulicke & Soffa ended its first fiscal quarter on January 1, 2022 with approximately 63.3 million diluted shares outstanding.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.

Caution Concerning Results and Forward-Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.

While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, the effects of supply chain constraints on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 2, 2021, filed on November 18, 2021, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Marilyn Sim
Public Relations
P: +65-6880-9309
F: +65-6880-9580
msim@kns.com

Kulicke & Soffa
Joseph Elgindy
Finance
P: +1-215-784-7500
F: +1-215-784-6180
investor@kns.com
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